Exhibit 99

FOR IMMEDIATE RELEASE	CONTACT:	Marsha J. Akin
Investor Relations
(630) 773-3800
www.ajg.com

ARTHUR J. GALLAGHER & CO. ANNOUNCES

FOURTH QUARTER 2008 FINANCIAL RESULTS

ITASCA, IL, February 3, 2009 — Gallagher today reported its financial results for the quarter and year ended December 31, 2008. A printer-friendly format of this release and the supplemental quarterly data is available at www.ajg.com.

Quarter Ended December 31

	Revenues			EBITDA			Diluted Net Earnings (Loss) Per Share
Segment	4th Q 08	4th Q 07	Chg	4th Q 08	4th Q 07	Chg	4th Q 08	4th Q 07	Chg
	$ in millions			$ in millions
Continuing Operations
Brokerage	$303.2	$296.8	2%	$46.1	$60.3	-24%	$0.18	$0.32	-44%
Risk Management	114.9	118.6	-3%	11.1	20.8	-47%	0.05	0.13	-62%

Total Brokerage & Risk Management	418.1	415.4	1%	57.2	81.1	-29%	0.23	0.45	-49%

Financial Services & Corporate	(6.0)	(5.4)		(10.0)	(8.9)		(0.11)	(0.08)

Total Continuing Operations	$412.1	$410.0		$47.2	$72.2		0.12	0.37

Discontinued Operations							(0.07)	(0.12)

Total Company							$0.05	$0.25

Year Ended December 31

	Revenues			EBITDA			Diluted Net Earnings (Loss) Per Share
Segment	Year 08	Year 07	Chg	Year 08	Year 07	Chg	Year 08	Year 07	Chg
	$ in millions			$ in millions
Continuing Operations
Brokerage	$1,187.8	$1,114.2	7%	$233.0	$228.4	2%	$1.11	$1.15	-3%
Risk Management	464.9	443.5	5%	58.0	75.7	-23%	0.30	0.41	-27%

Total Brokerage & Risk Management	1,652.7	1,557.7	6%	291.0	304.1	-4%	1.41	1.56	-10%

Financial Services & Corporate	(7.7)	65.6		(25.1)	(29.4)		(0.23)	0.03

Total Continuing Operations	$1,645.0	$1,623.3		$265.9	$274.7		1.18	1.59

Discontinued Operations							(0.36)	(0.16)

Total Company							$0.82	$1.43

Other Information	4th Q 08	4th Q 07	Year 08	Year 07
Shares repurchased	6,000	2,562,000	55,000	9,235,000
Shares issued in acquisitions	1,279,000	543,000	2,806,000	1,303,000
Number of acquisitions closed	9	8	37	21
Annualized revenue acquired (in millions)	$66.6	$44.6	$165.6	$99.3
Book value per share			$7.66	$7.78
Corporate related borrowings at end of period (in millions)			$532.0	$400.0

(1 of 10)

Financial information contained herein has been reclassified to reflect discontinued operations as discussed below. In addition, this earnings release contains certain non-GAAP information. EBITDA, a non-GAAP measure, represents earnings before interest, income taxes, depreciation and amortization. A reconciliation of EBITDA to earnings from continuing operations before income taxes (which were $18.0 million and $49.9 million in fourth quarter 2008 and 2007, respectively, and $163.6 million and $200.1 million for the years ended December 31, 2008 and 2007, respectively) is included on page 9 of this earnings release, along with additional information about non-GAAP measures.

“Gallagher did not escape the negative impact of a rapidly deteriorating economy and continued soft market in the fourth quarter 2008. Fewer new business sales, reduced renewal exposure units, less investment income, declines in claim frequency and a strengthening U.S. dollar, all combined to challenge growth and profitability in both our Brokerage and Risk Management segments,” said J. Patrick Gallagher Jr., Chairman, President and CEO. “However, acquisitions in our Brokerage Segment continue to fuel growth. During the quarter, we closed another 9 deals comprising over $65 million of annualized revenue. Including 2008 and our recently announced deal with Liberty Mutual, we’ve added over $200 million in annualized revenues as we come into 2009. Operationally, I’m particularly pleased that throughout 2008, the team completed significant proactive measures to right-size our workforce and curtail expenses in anticipation of an uncertain 2009, including:

•	Completed our goal of reducing our Brokerage workforce by 400 full time positions (excluding acquisitions) as announced in January 2008;

•	Implemented a hiring freeze, with the exception of production talent;

•	Postponed wage reviews in most units until 2010. This is in addition to a 2008 wage freeze in most units with the exception of some high-achiever recognition payments;

•	Curtailed most non-client related travel;

•	Implemented additional new procurement programs;

•	Divested certain non-performing books of business;

•	Resolved certain open litigation thereby conserving future legal costs;

•	Consolidated several field offices;

•	Completed the divesture of our reinsurance brokerage operations;

•	Continued the five-year effort to wind-down most of our Financial Services activities;

•	Shifted additional work to lower-cost labor locations;

•	Continued to consolidate accounting and other branch and back office functions.”

“These operational improvement actions resulted in several fourth quarter 2008 charges that mask underlying performance. As a result, we have provided enhanced descriptions and financial information in this release that will help reconcile 2008 results with comparative 2007 results.”

“These expense actions are expected to generate approximately $25 to $30 million in annualized cost savings and should better position Gallagher to navigate this economy. However, if the economy and pricing environment continue to decline as they did in the fourth quarter, further actions will be necessary to eliminate additional costs which may include additional workforce reductions and compensation adjustments. Even so, there can be no assurance that those future actions can offset the adverse impact of a rapidly deteriorating economy.”

“Our brokers, adjusters and supporting associates continue to deliver our clients excellent value and outstanding customer service throughout this soft market and devastating economy. We will continue to support them so that Gallagher can be successful for the long-term.”

(2 of 10)

Brokerage Segment Fourth Quarter Highlights – Excluding Discontinued Operations

•	Revenue growth was 2%. Organic growth of -4%, excluding the impact of foreign currency translation of 1%.

•

Fourth quarter compensation expense ratio was 3.0% higher than 2007. Severance costs of 1.0% and the impact of negative organic revenue growth were partially offset by a 0.7% benefit from foreign currency translation.

•

Fourth quarter operating expense ratio was 2.2% higher than 2007. Savings of 0.7% from reduced selling expenses and 0.5% from reduced business insurance costs were offset by increased lease termination costs of 0.8%, increased bad debt expense of 0.3% and the impact of negative organic revenue growth and divested operations.

•	The following table shows the impact of the above items (in millions):

	4th Q 08	4th Q 07	Year 08	Year 07
As reported revenues	$303.2	$296.8	$1,187.8	$1,114.2
Gains on divestitures	(12.8)	(4.1)	(23.8)	(7.1)
Revenues from divestitures	(0.4)	(14.3)	(9.5)	(39.8)
Levelize investment income	—	(3.6)	—	(7.1)
Levelize foreign currency	—	(4.3)	—	(5.0)

Adjusted revenues (non GAAP)	$290.0	$270.5	$1,154.5	$1,055.2

Growth in adjusted revenues	7.2%		9.4%

As reported EBITDA (non GAAP)	$46.1	$60.3	$233.0	$228.4
Gains on divestitures (net of costs)	(12.0)	(2.5)	(20.3)	(5.3)
EBITDA of divestitures	(0.1)	(8.6)	(3.6)	(18.9)
Levelize investment income	—	(3.6)	—	(7.1)
Levelize foreign currency	1.8	2.0	1.9	2.9
Lease terminations	2.3	—	3.6	—
Severance	2.9	—	3.9	2.5

Adjusted EBITDA (non GAAP)	$41.0	$47.6	$218.5	$202.5

Change in adjusted EBITDA	-13.9%		7.9%

Comparative EBITDA margin (non GAAP)	14.1%	17.6%	18.9%	19.2%

•	Fourth quarter amortization expense was $6.3 million higher than 2007, due to 2008 acquisition activity and impairment charges of $2.7 million.

•

Fourth quarter effective tax rate was 1.0% higher than 2007 as a result of the year to date impact of the reduction in foreign statutory tax rates that was recognized in fourth quarter 2007. Fourth quarter effective tax rate was lower than the statutory rates as a result of resolving certain income tax matters in fourth quarter 2008 related to prior years.

Risk Management Segment Fourth Quarter Highlights

•

Organic revenue growth was 1%, excluding the impact of foreign currency translation of -4%. Domestic revenues increased 1.5%, reflecting pricing increases offset by reduced claim count frequency from existing clients. International revenues increased 4%, after excluding the 25% impact related to adverse foreign currency translation.

•	Fourth quarter compensation expense ratio was 3.2% higher than 2007. The ratio was primarily impacted by increased headcount and one-time compensation payments of 1.3%.

•

Fourth quarter operating expense ratio was 4.7% higher than 2007. The ratio was impacted by adverse foreign currency translation of 2.5%, lease termination costs of 0.5%, increased bad debt expense of 0.9% and increased banking fees of 0.9%, slightly offset by reduced travel costs.

(3 of 10)

Risk Management Segment Fourth Quarter Highlights (continued)

•	The following table shows the impact of the above items (in millions):

	4th Q 08	4th Q 07	Year 08	Year 07
As reported revenues	$114.9	$118.6	$464.9	$443.5
Levelize investment income	—	(0.7)	—	(0.3)
Levelize foreign currency	—	(5.1)	—	(0.9)

Adjusted revenues (non GAAP)	$114.9	$112.8	$464.9	$442.3

Growth in adjusted revenues	1.9%		5.1%

As reported EBITDA (non GAAP)	$11.1	$20.8	$58.0	$75.7
Levelize investment income	—	(0.7)	—	(0.3)
Compensation expense in lieu of 2008 raises	1.5	—	1.5	—
Levelize foreign currency	2.8	(1.6)	4.3	(1.5)
Lease terminations	0.6	—	0.6	—
Bad debt charges	1.0	—	1.2	—
Increased employee benefit charges	0.7	—	6.7	—

Adjusted EBITDA (non GAAP)	$17.7	$18.5	$72.3	$73.9

Change in adjusted EBITDA	-4.3%		-2.2%

Comparative EBITDA margin (non GAAP)	15.4%	16.4%	15.6%	16.7%

•	Fourth quarter effective tax rate was 6.1% higher than 2007 as a result of the year to date impact of the reduction in foreign statutory tax rates that was recognized in fourth quarter 2007.

Financial Services and Corporate Segment Fourth Quarter Highlights

Gallagher continues to wind down its Financial Services investments. Many of these assets were tax advantaged investments related to tax laws that expired on December 31, 2007. Net pretax investment losses in fourth quarter 2008 consist primarily of a $5.8 million non-cash impairment charge related to Gallagher’s investment in Asset Alliance Corporation.

During fourth quarter 2008, Gallagher recorded an additional $1.9 million of expense to address certain prior year state tax matters.

Corporate Related Borrowings and Cash

•

At December 31, 2008, Gallagher had borrowings of $132.0 million outstanding under its line of credit facility, used to fund 2008 acquisitions. The weighted average interest rate on these borrowings, which is based on a spread over short-term LIBOR, was 2.28%. The interest rate at January 30, 2009 for a sixty day borrowing on this line was 1.4%.

•

During fourth quarter 2008, Gallagher shifted and diversified nearly all of its world-wide cash balances into accounts that were insured/guaranteed by various governments. Most of these accounts are non-interest bearing. While Gallagher believes that these accounts are secure, there can be no assurances that governmental guarantee programs would be sufficient to repay balances in the event of a system-wide failure of the global banking system.

(4 of 10)

Discontinued Operations

As previously disclosed, Gallagher signed definitive agreements to sell substantially all of its reinsurance brokerage business. Under the agreements, Gallagher received initial proceeds of $33.1 million in cash and additional contingent proceeds of up to $14.6 million that are based on revenues generated in the twelve months subsequent to March 2008.

In the year ended December 31, 2008, Gallagher recorded the following related to its discontinued operations (in millions):

Gain on Disposal of Operations
Cash proceeds from sale	$33.1
Estimated additional sale proceeds to be received	5.0
Book value of net assets sold, principally goodwill and other intangible assets	(20.0)
Severance and other compensation costs	(5.9)

Gain on disposal of operations	12.2

Loss from Discontinued Operations Before Income Taxes
Write-off of goodwill related to Irish wholesale brokerage operation	(13.0)
Severance and other compensation costs	(14.3)
Accrual of service obligations costs for accounts not sold	(4.9)
Write-off of fixed assets and lease costs	(10.1)
Other	(3.2)

Loss from discontinued operations before income taxes	(45.5)

Provision for income taxes	0.8

Loss from discontinued operations	$(34.1)

In fourth quarter 2008, Gallagher recorded $5.6 million in lease termination and other real estate costs related to its reinsurance brokerage operations. In January 2009, Gallagher signed and closed a definitive agreement to sell all of the remaining run-off obligations of the reinsurance brokerage business. Gallagher transferred restricted cash of $10.7 million, receivables of $128.7 million and liabilities of $139.4 million. Gallagher expects to record approximately $4.5 million in additional lease termination costs in first quarter 2009 when it winds down the remaining leased facilities of the reinsurance brokerage operations.

Consolidated Company Income Taxes

Gallagher allocates the provision for income taxes to the Brokerage and Risk Management Segments as if those segments were preparing income tax provisions on a separate company basis. As a result, the provision for income taxes for the Financial Services and Corporate Segment reflects the entire benefit to Gallagher of the IRC Section 29-related tax credits because that is the segment which produced the credits. Gallagher historically has reported, and anticipates reporting for the foreseeable future, an annual effective tax rate of approximately 39% to 41% in both its Brokerage and Risk Management Segments.

Gallagher’s consolidated effective tax rate for fourth quarter 2008 was 34.8%, which is higher than the fourth quarter 2007 consolidated effective tax rate of 29.7%. This increase resulted from Gallagher being able to produce IRC Section 29-related tax credits in fourth quarter 2007, but not in fourth quarter 2008. The law that provided for IRC Section 29-related tax credits expired on December 31, 2007. Accordingly, Gallagher anticipates reporting an annual consolidated effective tax rate of approximately 39% to 41% for 2009 and later years.

(5 of 10)

The company will host a webcast conference call on Wednesday, February 4, 2009 at 9:00 a.m. ET to further discuss these quarterly results. To listen, please go to www.ajg.com.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in 15 countries and does business in more than 100 countries around the world through a network of correspondent brokers and consultants. Gallagher is traded on the New York Stock Exchange under the symbol AJG.

This press release is historical in nature and only speaks to the day it is dated. Gallagher has no duty to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

This press release may contain certain forward-looking statements relating to future results. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expected, depending on a variety of factors such as changes in worldwide and national economic conditions, changes in premium rates and in insurance markets generally and changes in securities and fixed income markets as well as developments in the areas of tax legislation. Please refer to our filings with the Securities and Exchange Commission, including Item 1, “Business – Information Concerning Forward-Looking Statements” and Item 1A, “Risk Factors”, of Gallagher’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and Gallagher’s quarterly report on Form 10Q for the quarter ended September 30, 2008, for a more detailed discussion of these factors.

(6 of 10)

Arthur J. Gallagher & Co.

Segment Statement of Earnings

(Unaudited - in millions except per share data)

	4th Q Ended Dec 31, 2008	4th Q Ended Dec 31, 2007	Year Ended Dec 31, 2008	Year Ended Dec 31, 2007
BROKERAGE SEGMENT
Commissions	$225.3	$221.6	$922.5	$867.3
Fees	63.6	65.5	227.6	216.8
Investment income and other	14.3	9.7	37.7	30.1

Revenues	303.2	296.8	1,187.8	1,114.2

Compensation	184.9	172.2	707.4	655.9
Operating	72.2	64.3	247.4	229.9
Depreciation	4.9	4.9	18.2	16.1
Amortization	14.2	7.9	43.2	28.8

Expenses	276.2	249.3	1,016.2	930.7

Earnings from continuing operations before income taxes	27.0	47.5	171.6	183.5
Provision for income taxes	10.0	17.1	67.4	71.2

Earnings from continuing operations	$17.0	$30.4	$104.2	$112.3

Diluted earnings from continuing operations per share	$0.18	$0.32	$1.11	$1.15
Growth - revenues	2%	9%	7%	11%
Organic growth in commissions and fees (1)	-4%	0%	0%	2%
Compensation expense ratio (2)	61%	58%	60%	59%
Operating expense ratio (3)	24%	22%	21%	21%
Pretax profit margin (4)	9%	16%	14%	16%
EBITDA margin (5)	15%	20%	20%	21%
Effective tax rate	37%	36%	39%	39%
Workforce at end of period (includes acquisitions)			5,747	5,068

RISK MANAGEMENT SEGMENT

Fees	$114.3	$117.3	$461.1	$439.4
Investment income	0.6	1.3	3.8	4.1

Revenues	114.9	118.6	464.9	443.5

Compensation	69.7	68.2	280.6	255.7
Operating	34.1	29.6	126.3	112.1
Depreciation	2.2	2.7	11.6	11.2
Amortization	0.1	0.1	0.5	0.5

Expenses	106.1	100.6	419.0	379.5

Earnings from continuing operations before income taxes	8.8	18.0	45.9	64.0
Provision for income taxes	3.5	6.1	17.7	24.4

Earnings from continuing operations	$5.3	$11.9	$28.2	$39.6

Diluted earnings from continuing operations per share	$0.05	$0.13	$0.30	$0.41
Growth - revenues	-3%	19%	5%	11%
Organic growth in fees (1)	1%	19%	5%	11%
Compensation expense ratio (2)	61%	58%	60%	58%
Operating expense ratio (3)	30%	25%	27%	25%
Pretax profit margin (4)	8%	15%	10%	14%
EBITDA margin (5)	10%	18%	12%	17%
Effective tax rate	40%	34%	39%	38%
Workforce at end of period (includes acquisitions)			3,901	3,830

FINANCIAL SERVICES AND CORPORATE SEGMENT

Investment income (loss):
Asset Alliance Corporation	$0.2	$(0.7)	$(1.5)	$(4.8)
IRC Section 29 Syn/Coal facilities	—	(5.8)	3.0	63.5
Real estate and venture capital investments	(0.4)	1.3	(0.7)	3.7

	(0.2)	(5.2)	0.8	62.4
Investment gains (losses)	(5.8)	(0.2)	(8.5)	3.2

Revenues	(6.0)	(5.4)	(7.7)	65.6

Investment expenses:
IRC Section 29 Syn/Coal facilities	—	0.7	(1.8)	82.5
Compensation, professional fees and other	2.1	2.8	11.7	12.5

	2.1	3.5	9.9	95.0
Operating - state tax matters	1.9	—	7.5	—
Interest	7.7	6.6	28.6	16.0
Depreciation	0.1	0.1	0.2	2.0

Expenses	11.8	10.2	46.2	113.0

Loss from continuing operations before income taxes	(17.8)	(15.6)	(53.9)	(47.4)
Benefit for income taxes	(7.2)	(8.4)	(32.9)	(50.1)

Earnings (loss) from continuing operations	$(10.6)	$(7.2)	$(21.0)	$2.7

Diluted earnings (loss) from continuing operations per share	$(0.11)	$(0.08)	$(0.23)	$0.03

See notes to fourth quarter 2008 earnings release and non-GAAP financial measures on page 9 of 10.

(7 of 10)

Arthur J. Gallagher & Co.

Consolidated Statement of Earnings

(Unaudited - in millions except per share data)

	4th Q Ended Dec 31, 2008	4th Q Ended Dec 31, 2007	Year Ended Dec 31, 2008	Year Ended Dec 31, 2007
TOTAL COMPANY
Commissions	$225.3	$221.6	$922.5	$867.3
Fees	177.9	182.8	688.7	656.2
Investment income and other - Brokerage and Risk Management	14.9	11.0	41.5	34.2
Investment income (loss) - Financial Services and Corporate	(0.2)	(5.2)	0.8	62.4
Investment gains (losses)	(5.8)	(0.2)	(8.5)	3.2

Revenues	412.1	410.0	1,645.0	1,623.3

Compensation	254.6	240.4	988.0	911.6
Operating	108.2	93.9	381.2	342.0
Investment expenses	2.1	3.5	9.9	95.0
Interest	7.7	6.6	28.6	16.0
Depreciation	7.2	7.7	30.0	29.3
Amortization	14.3	8.0	43.7	29.3

Expenses	394.1	360.1	1,481.4	1,423.2

Earnings from continuing operations before income taxes	18.0	49.9	163.6	200.1
Provision for income taxes	6.3	14.8	52.2	45.5

Earnings from continuing operations	11.7	35.1	111.4	154.6

Loss on discontinued operations, net of income taxes	(7.0)	(11.7)	(34.1)	(15.8)

Net earnings	$4.7	$23.4	$77.3	$138.8

Diluted earnings from continuing operations per share	$0.12	$0.37	$1.18	$1.59
Diluted loss on discontinued operations per share	(0.07)	(0.12)	(0.36)	(0.16)

Diluted net earnings per share	$0.05	$0.25	$0.82	$1.43

Dividends declared per share	$0.32	$0.31	$1.28	$1.24

Other Information
Basic weighted average shares outstanding (000s)	95,667	92,727	93,781	95,892
Diluted weighted average shares outstanding (000s)	95,900	93,698	94,179	97,079
Common shares repurchased (000s)	6	2,562	55	9,235
Annualized return on beginning stockholders’ equity (6)			11%	16%
Number of acquisitions closed	9	8	37	21
Workforce at end of period (includes acquisitions)			9,863	9,102

Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	Dec 31, 2008	Dec 31, 2007
Cash and cash equivalents	$194.4	$255.9
Restricted cash	551.0	601.4
Investments - current	0.2	7.5
Premiums and fees receivable	826.5	1,303.7
Other current assets	129.9	107.3

Total current assets	1,702.0	2,275.8

Investments - noncurrent	17.9	26.3
Fixed assets - net	88.8	87.9
Deferred income taxes	300.9	292.6
Other noncurrent assets	104.1	118.0
Goodwill - net	596.4	440.6
Amortizable intangible assets - net	461.2	315.6

Total assets	$3,271.3	$3,556.8

Premiums payable to insurance and reinsurance companies	$1,365.3	$1,874.0
Accrued compensation and other accrued liabilities	260.1	281.3
Unearned fees	46.2	44.1
Other current liabilities	55.0	32.8
Corporate related borrowings - current	132.0	—

Total current liabilities	1,858.6	2,232.2

Corporate related borrowings - noncurrent	400.0	400.0
Other noncurrent liabilities	274.2	209.1

Total liabilities	2,532.8	2,841.3

Stockholders’ equity:
Common stock - issued and outstanding	96.4	92.0
Capital in excess of par value	230.4	120.2
Retained earnings	452.0	495.9
Accumulated other comprehensive earnings (loss)	(40.3)	7.4

Total stockholders’ equity	738.5	715.5

Total liabilities and stockholders’ equity	$3,271.3	$3,556.8

Other Information
Book value per share	$7.66	$7.78

See notes to fourth quarter 2008 earnings release and non-GAAP financial measures on page 9 of 10.

(8 of 10)

Notes to Fourth Quarter 2008 Earnings Release and Non-GAAP Financial Measures

Non-GAAP Financial Measures

This exhibit contains supplemental non-GAAP financial information within the meaning of Regulation G of the SEC’s rules. Consistent with Regulation G, a description of such information is provided below and a reconciliation of certain of such items to U.S. generally accepted accounting principles (GAAP) is provided in this press release. Gallagher believes the items described below provide meaningful additional information, which may be helpful to investors in assessing certain aspects of Gallagher’s operating performance and financial condition that may not be otherwise apparent from GAAP. Industry peers provide similar supplemental information, although they may not use the same or comparable terminology and may not make identical adjustments. This non-GAAP information should be used in addition to, but not as a substitute for, the GAAP information.

Non-GAAP Financial Measures Defined

(1)	Organic growth in commissions and fees excludes the first twelve months of net commission and fee revenues generated from the acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to determine the revenue growth that is associated with the operations that were a part of Gallagher in both the current and prior year. In addition, organic growth excludes the impact of contingent commission revenues and foreign currency translation.

(2)	Represents compensation expense divided by total revenues.

(3)	Represents operating expenses divided by total revenues.

(4)	Represents pretax earnings divided by total revenues.

(5)	Represents earnings from continuing operations before interest, income taxes, depreciation and amortization (EBITDA) divided by total revenues.

(6)	Represents year-to-date net earnings divided by total stockholders’ equity as of the beginning of the year.

(7)	EBITDA represents earnings from continuing operations before interest, income taxes, depreciation and amortization expense. The computation of EBITDA is as follows:

	4th Q Ended Dec 31, 2008	4th Q Ended Dec 31, 2007	Year Ended Dec 31, 2008	Year Ended Dec 31, 2007
BROKERAGE SEGMENT
Earnings from continuing operations	$17.0	$30.4	$104.2	$112.3
Provision for income taxes	10.0	17.1	67.4	71.2
Depreciation	4.9	4.9	18.2	16.1
Amortization	14.2	7.9	43.2	28.8

Brokerage EBITDA	$46.1	$60.3	$233.0	$228.4

RISK MANAGEMENT SEGMENT

Earnings from continuing operations	$5.3	$11.9	$28.2	$39.6
Provision for income taxes	3.5	6.1	17.7	24.4
Depreciation	2.2	2.7	11.6	11.2
Amortization	0.1	0.1	0.5	0.5

Risk Management EBITDA	$11.1	$20.8	$58.0	$75.7

FINANCIAL SERVICES AND CORPORATE SEGMENT

Earnings (loss) from continuing operations	$(10.6)	$(7.2)	$(21.0)	$2.7
Benefit for income taxes	(7.2)	(8.4)	(32.9)	(50.1)
Interest	7.7	6.6	28.6	16.0
Depreciation	0.1	0.1	0.2	2.0

Financial Services and Corporate EBITDA	$(10.0)	$(8.9)	$(25.1)	$(29.4)

TOTAL COMPANY
Net earnings	$4.7	$23.4	$77.3	$138.8
Loss on discontinued operations, net of income taxes	7.0	11.7	34.1	15.8

Earnings from continuing operations	11.7	35.1	111.4	154.6
Provision for income taxes	6.3	14.8	52.2	45.5

Earnings from continuing operations before income taxes	18.0	49.9	163.6	200.1
Interest	7.7	6.6	28.6	16.0
Depreciation	7.2	7.7	30.0	29.3
Amortization	14.3	8.0	43.7	29.3

Total Company EBITDA	$47.2	$72.2	$265.9	$274.7

(9 of 10)

Arthur J. Gallagher & Co.

Unconsolidated Investment Summary

(Unaudited - in millions)

	December 31, 2008			December 31, 2007
	Current	Noncurrent	Funding Commitments	Current	Noncurrent
Investments in Asset Alliance Corporation (AAC):
Common stock	$—	$1.8	$—	$—	$9.3
Preferred stock	—	0.2	—	5.3	0.3
Distribution receivable	0.2	—	—	—	—

Total AAC investments	0.2	2.0	—	5.3	9.6

Alternative energy investments:
IRC Section 29 Syn/Coal production net receivables	—	—	—	1.6	—
Equity interest in biomass projects and pipeline	—	8.8	—	0.3	8.8
Clean energy related ventures	—	1.3	0.6	0.1	0.8

Total alternative energy investments	—	10.1	0.6	2.0	9.6

Real estate and venture capital investments	—	5.8	1.0	0.2	7.1

Total investments	$0.2	$17.9	$1.6	$7.5	$26.3

(10 of 10)

# # #